Exhibit 3(i)(e)

                          MINNESOTA SECRETARY OF STATE
                     AMENDMENT OF ARTICLES OF INCORPORATION

      BEFORE COMPLETING THIS FORM, PLEASE READ INSTRUCTIONS LISTED BELOW. CORPORATE NAME: (List the name of the company prior to any desired name change)

                    CYBERGUIDES INTERNATIONAL, INC.
      This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another day, no later than 30 days after filing with the Secretary of State.
                          ----------------------------

      The following amendment(s) of articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) Indicating which article(s) Is (are) being amended or added.) If the full text of the amendment will not fit
      In the space provided, attach additional numbered pages. (Total number of pages including this form _______ .)

                                   ARTICLE - 1

     The name of this corporation shall be AJA Merchant Banking Corporation



      This amendment has been approved pursuant to Minnesota Statutes chapter 302A or 327A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment that I am subject to the penalties of perjury as set forth in section 609 4B as if I had signed this amendment under oath.

                                                     /s/   Manuel Lopez
                                                     Manuel Lopez, President
                                                (Signature of authorized person)

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      INSTRUCTIONS:                                       FOR OFFICIAL USE ONLY

      1. Type or print with black ink.
      2.  A filing fee of: $35.00, made payable to the       STATE OF MINNESOTA
           Secretary of State.                               DEPARTMENT OF STATE
      3.  Return completed forms to FILED

      Secretary of State                                       FEB 10 1998
      180 state Office Building
      100 Constitution Ave.                                _____/s/__________
      St. Paul, MN 55155-1299                              Secretary of State
      (612) 286-2603



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